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                                                                   EXHIBIT 2.1.1

                      RESOLUTIONS UNANIMOUSLY APPROVED BY
                           THE BOARD OF DIRECTORS OF
                     MSU CORPORATION, A FLORIDA CORPORATION

                  WHEREAS, MSU Corporation is the sole stockholder of MSU
            Acquisition Corporation ("MSU Subco"), a Delaware Corporation;

                  AND WHEREAS, it has been approved by a majority of the holders of the outstanding shares of the Corporation at an Annual Meeting held on the 15th day of June, 2001 that the business of the Corporation combine with that of MSU Subco under the General Corporation Law of the State of Delaware, pursuant to the merger of the Corporation with and into MSU Subco in accordance with the Business Corporation Act of the State of Florida and the General Corporation Law of the State of Delaware, with MSU Subco as the surviving corporation under the name MSU Devices Inc. (the "Surviving Corporation"), a form of which has been presented to the Board of Directors, at the Effective Date (as defined in the Merger Agreement), each outstanding share of common stock of the Corporation, par value $0.01 per share, ("Common Stock") shall be converted into one share of the common stock of the Surviving Corporation;

                  NOW, THEREFORE, BE IT RESOLVED, that the form, terms and
            provisions of the Merger Agreement, and any agreements related thereto be, and they hereby are, adopted in all respects, and that the appropriate officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver the Merger Agreement (in substantially the form presented to this Board of Directors), and any agreements related thereto, with such changes, additions and modifications thereto as such officer or officers shall approve on the advice of counsel, such approval to be conclusively evidenced by the execution and delivery thereof by such officer or officers; and it is

                  FURTHER RESOLVED, that each of the appropriate officers of the
            Corporation be, and they hereby individually are, authorized and empowered on behalf of the Corporation to do and perform all such further acts and things and to execute and deliver all such further agreements, documents, notices, directions, instructions, orders, certificates, schedules, exhibits, contracts, notes, instruments, drafts, supplements, receipts or other papers,

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            and to make all such payments (including fees), as they may in their sole and absolute discretion deem necessary or appropriate to carry out, comply with and effectuate the purposes and intent of the foregoing resolutions and the transactions contemplated thereby (the execution by such officer or officers of any such instrument or document or the doing by him or them of any act in connection with the foregoing matters to establish conclusively his or their authority therefor from the Corporation and the approval and ratification by this Board of the instruments and documents so executed and the actions so taken); and it is

                  FURTHER RESOLVED, that the Merger be, and it hereby is,
            approved in all respects, on the terms and subject to the conditions of the Merger Agreement; and it is

                  FURTHER RESOLVED, that each outstanding share of Common Stock of the Corporation, par value $0.01 per share, shall be converted automatically on the Effective Date into one share of the common stock of the Surviving Corporation without regard to whether the holder of the share of Common Stock of the Corporation surrenders his shares for such conversion; and it is

                  FURTHER RESOLVED, that upon the Effective Date of the Merger, the name of the surviving corporation will be MSU Acquisition Corporation; and it is

                  FURTHER RESOLVED, that the name of the Surviving Corporation will be amended in the Certificate of Merger to be "MSU Devices Inc."; and it is

                  FURTHER RESOLVED, that the appropriate officers of the
            Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to take or cause to be taken all action, in compliance with applicable law, which they or any of them may deem necessary or appropriate to communicate the position of this Board of Directors, as set forth in the foregoing resolutions, to the shareholders of the Corporation, the Corporation's employees and any other parties including, without limitation, the dissemination of such position by means of press releases, advertisements, telephone calls, interviews, visits, letters, mailings, telegrams or otherwise; and it is

                  FURTHER RESOLVED, that any resolutions required in connection with the transactions contemplated by the foregoing resolutions are hereby adopted in haec verba; that the appropriate officers of the Corporation are hereby individually authorized to certify that such resolutions were duly adopted by this written

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            consent; and that the Secretary or any Assistant Secretary of the
            Corporation shall cause a copy of each resolution so certified, identified by his signature on the face thereof, to be filed in the minute book of the Corporation; and it is

                  FURTHER RESOLVED, that all acts of any officer of the
            Corporation heretofore taken in connection with the transactions contemplated by the foregoing resolutions be, and they hereby are, in all respects, approved, adopted and ratified.